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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report:                                                 January 14, 1999

                             NEENAH FOUNDRY COMPANY
             (Exact name of registrant as it appears in its charter)


         Wisconsin                                         39-1580331
    (State or other jurisdiction of                  (IRS Employer ID Number)
    Incorporation or organization)

                                    333-28751
                            (Commission File Number)


2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin               54957
(Address of principal executive offices)                       (Zip Code)


                                 (920) 725-7000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On December 31, 1998, Neenah Foundry Company (the "Company") completed its acquisition (the "Acquisition") of Niemin Porter & Co., a California corporation d/b/a Cast Alloys, Inc. ("Cast Alloys") and its subsidiary, International Golf, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("International Golf"). Pursuant to the Acquisition, the Company purchased 100% of the capital stock and capital stock equivalents of Cast Alloys from the stockholders, option holders and warrant holders of Cast Alloys for aggregate consideration of $42 million in cash, subject to a post-closing adjustment. The Acquisition was financed out of a portion of the proceeds of the issuance of the Company's 11 1/8 Senior Subordinated Notes due 2007 issued on November 24, 1998.

         Cast Alloys' principal business is the manufacture of investment-cast titanium and stainless steel golf club heads. Cast Alloys operates out of three principal facilities in Chatsworth, California, Carlsbad, California and Northridge, California. Cast Alloys' wholly owned subsidiary, International Golf operates as a cost center for Cast Alloys and is also principally involved in the manufacture of investment-cast titanium and stainless steel golf club heads. International Golf operates out of three facilities located in Tijuana, Baja California, Mexico. Cast Alloys will be operated as a wholly owned subsidiary of the Company under the direction of the Company's management.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NEENAH FOUNDRY COMPANY



January 14, 1999                     By:        /s/ Gary W. LaChey
                                        --------------------------------------
                                        Name:        Gary W. LaChey
                                        Title:       Vice President-Finance,
                                                     Secretary and Treasurer